                                                                 Exhibit 10(ooo)


                       DEFERRED PERFORMANCE PAYMENT PLAN
                                      OF
                          LOCKHEED MARTIN CORPORATION
                       SPACE & STRATEGIC MISSILES SECTOR



                         (Adopted September 26, 1997)



                                   ARTICLE I

                              PURPOSE OF THE PLAN
                              -------------------


  The purposes of the Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector (the "Deferral Plan") are to provide certain key management employees of Lockheed Martin Corporation (the "Company") the opportunity to defer receipt of Performance Plan Payments under the Lockheed Martin Corporation Space and Strategic Missiles Sector Performance Plan for Employees in Key Assignments Essential/Critical to the Success of Sector Consolidation (the "Performance Plan"). Except as expressly provided hereinafter, the provisions of the Performance Plan shall be construed entirely independent of the Deferral Plan.

  The Deferral Plan applies solely to Performance Plan Payments and expressly does not apply to any special awards which may be made under any other Lockheed Martin incentive plans.


                                  ARTICLE II

                                  DEFINITIONS
                                  -----------


  Unless the context indicates otherwise, the following words and phrases shall have the meanings hereinafter indicated:

  1. ACCOUNT -- The bookkeeping account maintained by the Company for each Participant which is credited with the Participant's Deferred Performance Payment and Interest, and which is debited to reflect distributions and forfeitures.

  2. ACCOUNT BALANCE -- The total amount credited to a Participant's Account at any point in time.
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  3.  BENEFICIARY -- The person or persons designated by a Participant, on the form provided by the Company, to receive distributions of the Participant's Account Balance, if any, upon the Participant's death. If the Participant has not designated a Beneficiary, or if the designated Beneficiary has predeceased the Participant, the executor or administrator of the Participant's estate shall be the Beneficiary; a Participant may amend the Beneficiary designation at any time before the Participant's death.

  4.  BOARD -- The Board of Directors of Lockheed Martin Corporation.

  5.  COMMITTEE -- The Compensation Committee of the Board.

  6.  COMPANY -- Lockheed Martin Corporation.

  7. DEFERRAL AGREEMENT -- The written agreement executed by an Eligible Employee on the form provided by the Company under which the Eligible Employee elects to defer a portion or all of his or her Performance Plan Award.

  8. DEFERRAL PLAN -- This Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector, adopted by the Board on September 26, 1997.

  9. DEFERRED PERFORMANCE PAYMENT -- The amount of the Performance Plan Payment credited to a Participant's Account under the Deferral Plan pursuant to the Participant's Deferral Agreement.

  10. ELIGIBLE EMPLOYEE -- An employee of the Company (i) who is a participant in the Deferral Plan and the Lockheed Martin Management Incentive Compensation Plan; (ii) who is also a participant in the Performance Plan; (iii) whose base annual salary rate on November 1, 1997 is at least $80,000; and (iv) who is employed by the Company on January 1, 1999.

  11. INTEREST -- The interest to be credited to a Participant's Account and which shall be at a rate equivalent to the then published rate for computing present value of future benefits at the time cost is assignable under Cost Accounting Standard 415, Deferred Compensation, as determined by the
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Secretary of Treasury on a semi-annual basis pursuant to Pub. L. 92-41, 85 Stat.
97.

  12. PARTICIPANT -- An Eligible Employee for whom a Performance Plan Payment has been deferred under this Deferral Plan; the term shall include a former employee whose Deferred Compensation has not been fully distributed.

  13. PERFORMANCE PLAN -- The Lockheed Martin Corporation Space and Strategic Missiles Sector Performance Plan for Employees in Key Assignments
Essential/Critical to the Success of Sector Consolidation.

  14. PERFORMANCE PLAN PAYMENT -- The amount that would be payable to the Participant under the Performance Plan.

  15.  SECTOR -- The Company's Space & Strategic Missiles Sector.



                                  ARTICLE III

                          ELECTION OF DEFERRED AMOUNT
                          ---------------------------


  1.  Timing of Deferral Elections.  An Eligible Employee may elect to make a
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deferral of a portion or all of his or her Performance Plan Payment by executing a Deferral Agreement no later than December 31, 1997. An Eligible Employee's Deferral Agreement shall be irrevocable after the latest date on which it could be made.

  2.  Amount of Deferral Elections.  An Eligible Employee's deferral election
      ----------------------------
may be stated as (i) a dollar amount which is an even multiple of $5,000, (ii) a percentage of the Eligible Employee's Performance Plan Payment which is an even multiple of five percent (5%), or (iii) such a dollar amount or percentage based on the portion of the Eligible Employee's Performance Plan Payment in excess of a specified dollar amount. However, unless a minimum amount of $5,000 would be deferred under the terms of the Eligible Employee's deferral election, no amount will be deferred. Notwithstanding the foregoing, in no event shall a Participant's Deferred Performance Payment exceed one hundred percent (100%) of the Participant's Performance Plan Payment less the maximum amount that was available to the Participant before
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January 1, 1999 as an advance against the Performance Plan Payment for relocation expenses or other reasons, whether or not such an advance was made to the Participant. A Deferral Agreement shall be effective only if the Participant is awarded a Performance Plan Payment of at least $10,000 and the Participant is employed by the Company on January 1, 1999.

  3.  Effect of Taxes on Deferred Compensation.  The amount that would otherwise
      ----------------------------------------
be deferred and credited to an Eligible Employee's Account will be reduced by the amount of any tax that the Company is required to withhold with respect to the Deferred Performance Payment.


                                  ARTICLE IV

                             CREDITING OF ACCOUNTS
                             ---------------------


  1.  Crediting of Deferred Compensation.  The Deferred Performance Payment
      ----------------------------------
shall be credited to the Participant's Account within 60 days of January 1, 1999.

  2.  Crediting of Interest.  Interest shall be credited to a Participant's
      ---------------------
Account on a monthly basis until the Participant's entire Account Balance has been distributed. For purposes of determining the Interest creditable to a Participant's Account, any distribution made during a month shall be treated as made on the first day of that month.


                                   ARTICLE V

                              PAYMENT OF BENEFITS
                              -------------------


  1.  General.  The Company's liability to pay benefits to a Participant or
      -------
Beneficiary under this Deferral Plan shall be measured by and shall in no event exceed the Participant's Account Balance. Except as otherwise provided in this
Article V, a Participant's Account Balance shall be paid to him in accordance with the Participant's elections under Sections 2 and 3 and such elections shall be continuing and irrevocable. All benefit payments shall be made in cash.

  2.  Election for Commencement of Payment.  As a part of the Participant's
      ------------------------------------
Deferral Agreement, he or she shall elect from among the following options governing the date on which the payment of benefits shall commence:
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      (A)  Payment to begin on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company for any reason.

      (B) Payment to begin on or about January 15th of the year next following the year in which the Participant terminates employment with the Company for any reason.

      (C) Payment to begin on or about the January 15th or July 15th next following the date on which the Participant has both terminated employment with the Company for any reason and attained the age designated by the Participant in the Deferral Agreement.

  3.  Election for Form of Payment.  As a part of the Participant's Deferral
      ----------------------------
Agreement, he or she shall elect the form of payment of his Account Balance from among the following options:

      (A)  A lump sum.

      (B) Annual payments for a period of years designated by the Participant which shall not exceed fifteen (15). The amount of each annual payment shall be determined by dividing the Participant's Account Balance at the end of the month prior to such payment by the number of years remaining in the designated installment period. The installment period may be shortened, in the sole discretion of the Committee, if the Committee at any time determines that the amount of the annual payments that would be made to the Participant during the designated installment period would be too small to justify the maintenance of the Participant's Account and the processing of payments.

  4.  Acceleration Upon Early Termination.  Notwithstanding a Participant's
      -----------------------------------
payment elections under Sections 2 and 3, if the Participant terminates employment with the Company other than by reason of layoff, death or disability before the Participant is eligible to commence receiving retirement benefits under a pension plan maintained by the Company, the Participant's Account Balance shall be distributed to him or her in a lump sum on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company.
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  5.  Death Benefits.  Upon the death of a Participant before a complete
      --------------
distribution of his or her Account Balance, the Account Balance will be paid to the Participant's Beneficiary in accordance with the payment elections applicable to the Participant. If a Participant dies while actively employed or otherwise before the payment of benefits has commenced, payments to the Beneficiary shall commence on the date payments to the Participant would have commenced, taking account of the Participant's termination of employment (by death or before) and, if applicable, by postponing commencement until after the date the Participant would have attained the commencement age specified by the Participant. Whether the Participant dies before or after the commencement of distributions, payments to the Beneficiary shall be made for the period or remaining period elected by the Participant.

  6.  Withdrawal with Forfeiture.  There is one exception to the irrevocability
      --------------------------
of payment elections which may be availed of by a Participant or Beneficiary. A Participant may elect at any time to withdraw ninety percent (90%) of the amount credited to the Participant's Account. If such a withdrawal is made, the remaining ten percent (10%) of the Participant's Account shall be permanently forfeited.

  7.  Acceleration Upon Change in Control.
      -----------------------------------

      (a) Notwithstanding any other provision of the Deferral Plan, the Account Balance of each Participant shall be distributed in a single lump sum within fifteen (15) calendar days following a "Change in Control."

      (b) For purposes of this Deferral Plan, a Change in Control shall include and be deemed to occur upon the following events:

           (1) A tender offer or exchange offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors of the Company.

           (2)  The Company is merged, combined,
consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

           (3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company.

           (4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

           (5) The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company's business and/or assets as an entirety to an entity that is not a Subsidiary.

      (c) This Section 7 shall apply only to a Change in Control of Lockheed Martin Corporation and shall not cause immediate payout of Deferred Compensation in any transaction involving the Company's sale, liquidation, merger, or other disposition of any subsidiary.

      (d) The Committee may cancel or modify this Section 7 at any time prior to a Change in Control. In the event of a Change in Control, this Section 7 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any other provision defining a capital term used in Section 7 shall not, for purposes of Section 7, be subject to cancellation or modification during the five year period.

  8.  Deductibility of Payments.  In the event that the payment of benefits in
      -------------------------
accordance with the Participant's elections under Sections 2 and 3 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the timing of distributions from the Participant's Account as necessary to maximize the Company's tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the Participant's elections, consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant's Account Balance or to pay aggregate benefits less than the Participant's Account Balance in the event that all or a portion thereof would not be deductible by the Company.

  9.  Change of Law.  Notwithstanding anything to the contrary herein, if the
      -------------
Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of the Plan has or may be adversely affected by a change in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the Accounts of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

  10.  Tax Withholding.  To the extent required by law, the Company shall
       ---------------
withhold from benefit payments hereunder, or with respect to any Performance Plan Payment deferred hereunder, any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.


                                  ARTICLE VI

                        EXTENT OF PARTICIPANTS' RIGHTS
                        ------------------------------


  1.  Unfunded Status of Plan.  This Deferral Plan constitutes a mere
      -----------------------
contractual promise by the Company to make benefit payments in the future, and each Participant's rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Deferral Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Deferral Plan, the Company may set aside assets in a trust described in Revenue Procedure 92-64, 1964-2 C.B. 44, and the Company may direct that its benefit obligations under this Deferral Plan be satisfied by payments out of such trust. It is the Company's intention that the Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

  2.  Nonalienability of Benefits.  A Participant's rights under this Deferral
      ---------------------------
Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Deferred Plan, or any interest therein, other than the designation of a Beneficiary, shall not be permitted or recognized.



                                  ARTICLE VII

                           AMENDMENT OR TERMINATION
                           ------------------------


  1.  Amendment.  The Board may amend or modify this Deferral Plan at any time,
      ---------
provided, however, that no such amendment shall have the effect of reducing a Participant's Account Balance or postponing the time when a Participant is entitled to receive a distribution of his Account Balance. Further, no amendment may alter the formula for crediting Interest to Participants' Accounts, unless the amended formula in not less favorable to Participants than that previously in effect, or unless affected Participants consent to such change.

  2.  Termination.  The Board reserves the right to terminate this Plan at any
      -----------
time and to pay all Participants their Account Balances in a lump sum immediately following such termination or at such time thereafter as the Board may determine.


                                 ARTICLE VIII

                                ADMINISTRATION
                                --------------


  1. This Deferral Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, and interpretations of the Plan by the Committee shall be final and binding on all parties. The Committee may delegate to the Chairman of the Committee, the Chief Executive Officer of the Company, or other officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its purpose.

  2. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Deferral Plan.

  3. Neither the Company nor any member of the Board, nor any other person participating in any determination of any question under this Deferral Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Deferral Plan or for the failure of the Deferral Plan or any Participant's rights under the Deferral Plan to achieve intended tax consequences or to comply with any other law, compliance with which is not required on the part of the Company.

  4. If a minor, person declared incompetent, or person incapable of handling the disposition of his property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee from all liability with respect thereto.

  5. The Committee may require proof of the death, disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

  6. The procedures when a claim under this Plan is denied by the Committee are as follows:

      (A)  The Committee shall:

           (i) notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefor; and

           (ii) afford the claimant a reasonable opportunity for a review of the decision.

      (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

           (i)  identification of pertinent provisions of this Plan;

           (ii) such additional information as may be relevant to the denial of the claim; and

           (iii) an explanation of the claims review procedure and advice that the claimant may request an opportunity to submit a statement of issues and comments.

      (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Committee may hold a hearing at which the claimant may present the basis of any claim for review.

      (D) The Committee shall render a decision within a reasonable time (not to exceed 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of the Plan.


                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------


  1. Neither this Deferral Plan nor a Participant's Deferral Agreement, either singly or collectively, shall in any way obligate the Company to continue the employment of a Participant with the Company, nor does either this Deferral Plan or a Deferral Agreement limit the right of the Company at any time and for any reason to terminate the Participant's employment. In no event shall this Plan or a Deferral Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company and a Participant. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications in any way obligate the Company to award a Performance Plan Payment to any Eligible Employee.

  2. A Performance Plan Payment deferred under this Deferral Plan shall not be treated as compensation for purposes of calculating the amount of a Participant's benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

  3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 6801 Rockledge Drive, Bethesda, Maryland 20817, to the attention of the Vice President, Human Resources. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his place of residence or business address.

  4. In the event it should become impossible for the Company or the Committee to perform any act required by this Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Deferral Plan.

  5. By electing to become a Participant hereunder, each Eligible Employee shall be deemed conclusively to have accepted and consented to all of the terms of this Deferral Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Deferral Plan.

  6. The provision of this Deferral Plan and the Deferral Agreements hereunder shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

  7. A copy of this Deferral Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the offices of the Company.

  8. The validity of this Deferral Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


                                   ARTICLE X

                                EFFECTIVE DATE
                                --------------


  The Deferral Plan shall be applicable to and effective as to Performance Plan Payments payable under the Performance Plan after December 31, 1998.